Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 10, 2009, except for the retrospective adjustments described in Note 1, as to which the date is September 8, 2009, accompanying the consolidated financial statements and our report dated March 10, 2009 accompanying management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Ramco-Gershenson Properties Trust and subsidiaries on Form 10-K for the year ended December 31, 2008, as amended. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Ramco-Gershenson Properties Trust and Subsidiaries on Forms S-3 (File No. 333-156689 effective March 13, 2009 and File No. 333-99345, effective September 9, 2002 and Forms S-8 (File No. 333-66409, effective October 30, 1998, File No. 333-42509, effective December 17, 1997, File No. 333-121008, effective December 6, 2004 and File No. 333-160168, effective June 23, 2009, as amended by post-effective amendment on July 14, 2009).
/s/ GRANT THORNTON LLP
Southfield, Michigan
September 8, 2009

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